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                                                                   Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 registering 100,000 shares of common stock of our report dated March 15, 1994, on our audit of the consolidated statements of operations, stockholders' equity and cash flows of Cypress Bioscience, Inc. (formerly IMRE Corporation) for the year ended December 31, 1993. We also consent to the reference to our firm under the caption "Experts."




/s/ COOPERS & LYBRAND L.L.P.
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COOPERS & LYBRAND L.L.P.
July 15, 1996